UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  October 6, 2017

ConocoPhillips
(Exact name of registrant as specified in its charter)

Delaware	001-32395	01-562944
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

600 North Dairy Ashford
Houston, Texas 77079
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (281) 293-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01         Other Events.

As previously disclosed, on May 17, 2017, ConocoPhillips (the “Company”) completed the sale to Cenovus Energy Inc. (“Cenovus”) of the Company’s 50 percent non-operated interest in the FCCL Partnership, the owner of the Foster Creek, Christina Lake and Narrows Lake oil sands projects in northeast Alberta (“FCCL”), as well as the majority of the Company’s western Canada gas assets (collectively called the “WCBU Assets”).

This Current Report on Form 8-K updates the unaudited pro forma interim condensed consolidated financial statements included in a previously filed Form 8-K, dated May 18, 2017, which give effect to the disposition of FCCL and the WCBU Assets. The unaudited pro forma condensed consolidated income statement of ConocoPhillips for the six months ended June 30, 2017, and related notes thereto, is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The unaudited pro forma condensed consolidated income statement of ConocoPhillips has been derived from the Company’s historical consolidated financial statements and is being presented to give effect to the disposition of FCCL and the WCBU Assets.  The unaudited pro forma condensed consolidated income statement of ConocoPhillips for the six months ended June 30, 2017, and the related notes thereto, is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

(d) Exhibits

99.1	—	Unaudited pro forma condensed consolidated financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONOCOPHILLIPS

/s/ Glenda M. Schwarz
Glenda M. Schwarz
Vice President and Controller

October 6, 2017